Exhibit 10.1
                    EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made as of August 10, 2005, by and between Digital Lifestyle Group, Inc., Inc., a Delaware corporation (the "Company"), and Andy Teng, a resident of the City of Industry, California ("Employee").

         WHEREAS, the Company desires to obtain the services of Employee, and Employee desires to provide services to the Company, in accordance with the terms and conditions of this Agreement;

         NOW,    THEREFORE,      for   good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

          1. Employment. Effective on the Effective Date (as defined in Section 2) and subject to the terms and conditions of this Agreement, the Company agrees to employ Employee as the Company's Chief Executive Officer, and Employee agrees to perform the duties associated with that position diligently and to the reasonable satisfaction of the Company. Employee shall devote his full time and attention to the business of the Company.
Employee's principal place of employment will be City of Industry, California.

         2. Term and Termination. Employee will be employed under this Agreement for an initial term of one year (the "Initial Term"), beginning on the date of the Agreement (the "Effective Date"). This Agreement will renew for successive one year periods after the completion of the Initial Term, unless either party gives prior written notice to the contrary to the other party no less than 30 days prior to the end of the Initial Term or renewal period, as the case may be.

         3. Compensation.

      (a) Salary. Beginning on the Effective Date and thereafter during the term of this Agreement, the Company shall  pay  Employee  a  base  salary  of  $6,000  per month
("Base Salary"), payable in accordance with the payroll practices of the Company. In addition to the Base Salary, Employee shall be entitled to receive $1,000 per month as an expense allowance. Any additional expenses incurred by Employee must be documented and will be subject to review by the Company. All of Employee's compensation under this Agreement will be subject to deduction and withholding authorized or required by law.

      (b) Stock Options. The Company will grant Employee a stock option to purchase 3,000,000 shares of the Company's common stock, par value $0.03 per share ("Common Stock"), on a fully diluted basis, as of the Effective Date. The exercise price per share of such option shall be $0.20 and shall have a term of three (3) years, and will vest in twelve (12) equal monthly installments ("Vesting Schedule"), beginning with the first vesting exactly one (1) month after the Effective Date and thereafter in eleven monthly installments in accordance with the Vesting Schedule.

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       In  addition, after six months from the date of  this
Agreement, the Company will grant Employee, so long as Employee remains an Employee pursuant to the terms of this Agreement, a stock option to purchase 100,000 shares of the Company's common stock each month beginning in the seventh
(7th) month following the Effective Date and continuing for six (6) months thereafter, for a total of 600,000 shares of
the  Company's  common stock ("Performance  Options").   The
exercise price per share of any of the Performance Options shall be $0.50 and shall have term(s) of three (3) years.

       If this Agreement is terminated for any reason in accordance with Section 2 hereinabove, Employee shall have six (6) months from the date of termination to exercise all vested stock options, or such vested stock options shall be forfeited.

          4. Board Seat. The Company will appoint Employee as the Chairman of the Board of Directors of the Company as of the Effective Date, and Employee shall have the right to immediately appoint one (1) additional director at his discretion.

          5. Employee Benefits. Beginning on the Effective Date and thereafter during the term of this Agreement, the Company will provide to Employee such fringe benefits, perquisites, vacation and other benefits that the Company generally provides to its executive employees.

          6. Indemnification. The Company agrees that if Employee is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Employee is or was a trustee, director or officer of the Company or any affiliate of the Company or is or was serving at the request of the Company or any affiliate as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Employee shall be indemnified to the
fullest   extent  authorized  by  California   law,  as  the
same exists or may hereafter be amended, against all expenses incurred or suffered by Employee in connection therewith. If the Company maintains a directors' and officers' insurance policy, Employee shall be covered to the same extent as other employees.

           7. No Obligation to Third Party. Employee represents and warrants that Employee is not under any obligation to any person or other third party and does not have any other interest that is inconsistent or in conflict with this Agreement, or which would substantially prevent, limit, or impair Employee's performance of any of the covenants hereunder or Employee's duties as an employee of the Company

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        8.  Severability.  If, at any time, any provision of
this  Agreement  shall  be  determined  to  be  invalid   or
unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and Employee and the Company agree that this Agreement as so amended shall be valid and
binding    as   though   any   invalid   or    unenforceable
provision had not been included herein.

         9. Entire Agreement. This Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that relates in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Employee.

          10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective
heirs,        executors,        administrators,        legal
representatives and successors of the Company and Employee.

         11. Notice. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally, by telecopy or by overnight courier service or three days after being sent by mail, postage prepaid, to (a) if to the Company, to the Company's principal place of business, or (b) if to Employee, to Employee's residence or to Employee's latest address then contained in the Company's records (or to such changed address as such person may subsequently give notice of in accordance herewith).

         12. Governing Law. This agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of California, without giving effect to any conflicts of law, rule or principle that might require the application of the laws of another jurisdiction.

EMPLOYEE AND COMPANY BOTH ACKNOWLEDGE THAT EACH HAS CAREFULLY REVIEWED THE PROVISIONS CONTAINED IN THIS
AGREEMENT,  EACH  HAS  HAD THE OPPORTUNITY  TO  REVIEW  WITH
RESPECTIVE ADVISORS AND COUNSEL, AND EACH UNDERSTANDS THE CONTENTS OF THIS AGREEMENT AND SIGNIFIES SUCH UNDERSTANDING BY SIGNING HEREINBELOW.

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  IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement as of the date first above written.

                              DIGITAL LIFESTYLES GROUP, INC.

                             /s/ Jay Furrow
                             Name: Jay Furrow
                             Title: Director




                             /s/ Andy Teng
                             Andy Teng

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